UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware (State or other jurisdiction of incorporation)	62-1721435 (IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee (Address of principal executive offices)	38120 (ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
0.450% Notes due 2029	FDX 29B	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
1.300% Notes due 2031	FDX 31B	New York Stock Exchange
3.500% Notes due 2032	FDX 32	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange
0.950% Notes due 2033	FDX 33A	New York Stock Exchange
4.125% Notes due 2037	FDX 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2. FINANCIAL INFORMATION.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On January 23, 2026, FedEx Express FR (“FedEx France”), a subsidiary of FedEx Corporation (“FedEx”), announced a transformation program to modernize and simplify its domestic operations in France. A copy of the press release issued by FedEx France on January 23, 2026, announcing the plan is attached as Exhibit 99.1 and incorporated herein by reference. The proposal may reduce up to 500 operational positions and change working locations and schedules for up to 800 operational team members. The execution of this plan is expected to occur over approximately 18 months and is subject to a consultation process in accordance with local country processes and regulations. We expect the pre-tax costs of severance benefits, legal and professional fees, and facilities lease termination charges to be provided under and related to the transformation program to range from $175 million to $275 million, substantially all of which are cash expenditures. These charges are expected to be incurred through fiscal 2028 and will be classified as business optimization costs, net of payments. The actual amount and timing of costs related to the transformation program are dependent on local country consultation processes and regulations and negotiation social plans and may differ from our current expectations and estimates.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2026, FedEx announced the appointment of Scott L. Ray as Chief Operating Officer, United States and Canada – Elect, of Federal Express Corporation (“FEC”), effective February 1, 2026, and Chief Operating Officer, United States and Canada, of FEC, effective June 1, 2026.  As previously announced on May 19, 2025, John A. Smith, who currently serves as Chief Operating Officer, United States and Canada, of FEC, has been selected to serve as president and chief executive officer of FedEx Freight following its spin-off from FedEx, which is expected to be completed on June 1, 2026. Mr. Smith will continue to serve in his current role through May 31, 2026.

FORWARD-LOOKING STATEMENTS.

Certain statements in this Current Report on Form 8-K, such as statements relating to FedEx’s, FedEx France, and FEC’s estimates of pre-tax cash expenditures and savings as a result of the strategic operational restructuring initiatives and the timeline for completion as well as the expected spin-off of FedEx Freight, may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expected,” “anticipated,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of FedEx France and FEC to receive applicable local country works council approvals, the disruption of ongoing business, the ability of FEC to achieve the expected benefits from the operational restructuring initiatives, FedEx’s ability to satisfy required closing conditions and successfully implement the spin-off of FedEx Freight and achieve the anticipated benefits of such transaction, and other factors which can be found in FedEx’s and FEC’s press releases and FedEx’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. FedEx and FEC do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description

99.1	Press release dated January 23, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: January 29, 2026	By:	/s/ Guy M. Erwin II
Guy M. Erwin II
Corporate Vice President – Chief Accounting Officer